Exhibit 99.1

Vapotherm Reports First Quarter 2024 Financial Results

EXETER, N.H., May 9, 2024 /PRNewswire/ -- Vapotherm, Inc. (OTCQX: VAPO), (“Vapotherm” or the “Company”), today announced first quarter 2024 financial results and related highlights.

First Quarter 2024 Financial Results and Related Highlights

•
Net revenue for the first quarter of 2024 was $19.1 million, an increase of 7.9% as compared to the first quarter of 2023
o
Disposables revenue increased by 13.5% as compared to the first quarter of 2023
•
Gross margin in the first quarter of 2024 was 50.5% as compared to 35.0% in the first quarter of 2023
•
For the first quarter of 2024, GAAP operating expenses were $15.2 million and non-GAAP cash operating expenses, as defined below, were $13.2 million. Both decreased compared to the first quarter of 2023 as a result of the Company’s Path to Profitability initiatives:
o
GAAP operating expenses decreased by $4.6 million from the first quarter of 2023
o
Non-GAAP cash operating expenses decreased by $3.2 million from the first quarter of 2023
•
Adjusted EBITDA loss in the first quarter of 2024 was $2.4 million as compared to an Adjusted EBITDA loss of $9.2 million in the first quarter of 2023
•
The Company’s unrestricted cash and cash equivalents were $3.3 million at the end of the first quarter of 2024

“In the first quarter, we made significant progress on all of our key objectives,” said Joseph Army, President and CEO. “I’d like to thank the entire team for their efforts as we continue to drive further adoption of our technology and prepare for next year’s launch of our Access365 home ventilation solution, which was unveiled at MEDTRADE Dallas in March.”

Results for the Three Months Ended March 31, 2024

The following table reflects the Company’s net revenue for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024		2023		Change
	(in thousands, except percentages)
	Amount	% of Revenue	Amount	% of Revenue	$	%
Revenue
Capital (product & lease revenue)	$3,547	18.5%	$3,901	22.0%	$(354)	(9.1)%
Disposables	14,096	73.7%	12,417	70.0%	1,679	13.5%
Service and other	1,491	7.8%	1,413	8.0%	78	5.5%
Total net revenue	$19,134	100.0%	$17,731	100.0%	$1,403	7.9%

Net revenue for the first quarter of 2024 was $19.1 million and increased 7.9% over the first quarter of 2023 primarily due to higher disposables sales in the United States.

Revenue information by geography is summarized as follows:

	Three Months Ended March 31,
	2024		2023		Change
	(in thousands, except percentages)
	Amount	% of Revenue	Amount	% of Revenue	$	%
United States	$15,084	78.8%	$13,014	73.4%	$2,070	15.9%
International	4,050	21.2%	4,717	26.6%	(667)	(14.1)%
Total net revenue	$19,134	100.0%	$17,731	100.0%	$1,403	7.9%

Gross profit and gross margin for the first quarter of 2024 was $9.7 million and 50.5%, respectively, as compared to gross profit of $6.2 million and gross margin of 35.0% for the first quarter of 2023. The increases in gross profit and gross margin were primarily due to improved efficiency of our Mexico operation.

Total operating expenses were $15.2 million in the first quarter of 2024, a decrease of $4.6 million as compared to the first quarter of 2023. Non-GAAP cash operating expenses, excluding impairment charges, gain (loss) on disposal of property and equipment, depreciation and amortization, stock-based compensation expense, termination benefits, and gain from deconsolidation were $13.2 million in the first quarter of 2024 compared to $16.4 million in the first quarter of 2023. The decreases in operating expenses and non-GAAP cash operating expenses were primarily due to the Company’s Path to Profitability initiatives.

Net loss for the first quarter of 2024 was $14.8 million, or $2.31 per share, compared to $18.1 million, or $3.56 per share, in the first quarter of 2023. Net loss per share was based on 6,430,502 and 5,076,075 weighted average shares outstanding for the first quarter of 2024 and 2023, respectively.

Adjusted EBITDA was negative $2.4 million for the first quarter of 2024 as compared to negative $9.2 million for the first quarter of 2023. The reduction in Adjusted EBITDA loss was primarily due to the Company’s Path to Profitability initiatives.

Cash Position

Unrestricted cash and cash equivalents were $3.3 million as of March 31, 2024 compared to $9.7 million as of December 31, 2023.

Website Information

Vapotherm routinely posts important information for investors on the Investor Relations section of its website, http:// investors.vapotherm.com/. Vapotherm intends to use this website as a means of disclosing material, non-public information and for complying with Vapotherm’s disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Vapotherm’s website, in addition to following Vapotherm’s press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Vapotherm’s website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including EBITDA, Adjusted EBITDA, non-GAAP operating expenses and non-GAAP cash operating expenses. EBITDA and Adjusted EBITDA differ from net income as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and non-GAAP operating expenses and non-GAAP cash operating expenses differ from operating expenses as calculated in accordance with GAAP. EBITDA represents net loss less interest expense, net, income tax provision or benefit, and depreciation and amortization, and Adjusted EBITDA represents EBITDA as further adjusted for the impact of foreign currency (gain) loss, stock-based compensation expense, impairment of long-lived and intangible assets, gain from deconsolidation and gain (loss) on disposal of property and equipment. Non-GAAP operating expenses is calculated by excluding from GAAP operating expenses impairment of long-lived and intangible assets and gain (loss) on disposal of property and equipment, and non-GAAP cash operating expenses is calculated by further excluding additional items, including stock-based compensation, depreciation and amortization, and gain from deconsolidation The Company has reconciled all historical non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these non-GAAP financial measures, as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating budget and financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period.

These non-GAAP financial measures should not be considered alternatives to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. They should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our capital expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Adjusted EBITDA presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA and other non-GAAP financial measures on a supplemental basis. The Company’s definitions of Adjusted EBITDA, non-GAAP operating expenses and non-GAAP cash operating expenses are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

About Vapotherm

Vapotherm, Inc. (OTCQX: VAPO) is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 4.4 million patients have been treated with the use of Vapotherm high velocity therapy® systems. For more information, visit www.vapotherm.com.

Vapotherm high velocity therapy is mask-free non-invasive respiratory support and is a front-line tool for relieving respiratory distress—including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. The HVT 2.0 and Precision Flow systems’ mask-free interface delivers optimally conditioned breathing gases, making it comfortable for patients and reducing the risks and care complexities associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about the future adoption of the Company’s HVT 2.0 system and preparing for the launch of its Access365 home ventilation solution. In some cases, you can identify forward-looking statements by terms such as “believe,” “expect,” “continue,” “plan,” “intend,” “will,” “outlook,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to the following: Vapotherm’s ability to raise additional capital to fund its existing operations and debt service obligations; Vapotherm’s ability to comply with its financial covenants, execute on its path to profitability initiative, convert excess inventory into cash and fund its business and otherwise continue as a going concern through 2024; Vapotherm’s has incurred losses in the past and may be unable to achieve or sustain profitability in the future; risks associated with its manufacturing operations in Mexico; Vapotherm’s dependence on sales generated from its High Velocity Therapy systems, competition from multi-national corporations who have significantly greater resources than Vapotherm and are more established in the respiratory market; the ability for High Velocity Therapy systems to gain increased market acceptance; Vapotherm’s inexperience directly marketing and selling its products; the potential loss of one or more suppliers and dependence on its new third party manufacturer; Vapotherm’s susceptibility to seasonal fluctuations; Vapotherm’s failure to comply with applicable United States and foreign regulatory requirements; the failure to obtain U.S. Food and Drug Administration or other regulatory authorization to market and sell future products or its inability to secure, maintain or enforce patent or other intellectual property protection for its products; the impact of COVID on its business, including its supply chain; risks in holding Vapotherm stock in light of trading on the OTCQX tier of the OTC Markets; and the other risks and uncertainties included under the heading “Risk Factors” in Vapotherm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 22, 2024, and subsequent SEC reports. The forward-looking statements contained in this press release reflect Vapotherm’s views as of the date hereof, and Vapotherm does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Financial Statements:

VAPOTHERM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,304	$9,725
Accounts receivable, net of expected credit losses of $229 and $160, respectively	10,203	10,672
Inventories, net	24,063	22,968
Prepaid expenses and other current assets	3,844	3,058
Total current assets	41,414	46,423
Property and equipment, net	23,313	23,703
Operating lease right-of-use assets	3,136	3,372
Restricted cash	1,109	1,109
Goodwill	560	565
Deferred income tax assets	55	57
Other long-term assets	2,320	2,388
Total assets	$71,907	$77,617
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$4,301	$5,053
Contract liabilities	1,361	1,237
Accrued expenses and other current liabilities	20,531	12,805
Current portion of loans payable, net	111,670	-
Total current liabilities	137,863	19,095
Long-term loans payable, net	-	107,059
Other long-term liabilities	2,525	6,797
Total liabilities	140,388	132,951
Commitments and contingencies
Stockholders’ deficit
Preferred stock ($0.001 par value) 25,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Common stock ($0.001 par value) 21,875,000 shares authorized as of March 31, 2024 and December 31, 2023, 6,216,349 and 6,165,806 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	6	6
Additional paid-in capital	494,615	492,764
Accumulated other comprehensive (loss) income	(71)	91
Accumulated deficit	(563,031)	(548,195)
Total stockholders’ deficit	(68,481)	(55,334)
Total liabilities and stockholders’ deficit	$71,907	$77,617

VAPOTHERM, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Net revenue	$19,134	$17,731
Cost of revenue	9,477	11,519
Gross profit	9,657	6,212
Operating expenses
Research and development	3,632	3,987
Sales and marketing	7,142	9,592
General and administrative	4,472	5,770
Impairment of right-of-use assets	-	432
(Gain) loss on disposal of property and equipment	(8)	55
Total operating expenses	15,238	19,836
Loss from operations	(5,581)	(13,624)
Other (expense) income
Interest expense	(9,253)	(4,331)
Interest income	5	28
Foreign currency gain (loss)	4	(154)
Net loss before income taxes	$(14,825)	$(18,081)
Provision for income taxes	11	9
Net loss	$(14,836)	$(18,090)
Other comprehensive income (loss):
Foreign currency translation adjustments	(162)	135
Total other comprehensive (loss) income	(162)	135
Total comprehensive loss	$(14,998)	$(17,955)
Net loss per share - basic and diluted	$(2.31)	$(3.56)
Weighted-average number of shares used in calculating net loss per share, basic and diluted (1)	6,430,502	5,076,075

(1) On August 18, 2023, the Company effected a 1:8 reverse stock split for each share of common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split.

VAPOTHERM, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(14,836)	$(18,090)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	1,834	2,820
Depreciation and amortization	1,306	1,248
Provision for credit losses	69	49
Provision for inventory valuation	-	165
Non-cash lease expense	235	387
Impairment of right-of-use assets	-	432
(Gain) loss on disposal of property and equipment	(8)	55
Placed units reserve	76	344
Interest paid in-kind	2,527	2,194
Non-cash interest expense	4,931	620
Amortization of discount on debt	184	184
Deferred income taxes	11	9
Changes in operating assets and liabilities:
Accounts receivable	389	663
Inventories	(1,112)	4,384
Prepaid expenses and other assets	(467)	(1,234)
Accounts payable	(561)	114
Contract liabilities	124	(25)
Accrued expenses and other current liabilities	(618)	(3,768)
Operating lease liabilities, current and long-term	(641)	(585)
Net cash used in operating activities	(6,557)	(10,034)
Cash flows from investing activities
Purchases of property and equipment	(1,410)	(1,004)
Net cash used in investing activities	(1,410)	(1,004)
Cash flows from financing activities
Proceeds from issuance of common stock and pre-funded warrants and accompanying warrants in private placement, net of issuance costs	-	20,943
Proceeds from loans, net of discount	1,920	-
Payment of deferred financing costs	(250)	-
Proceeds from exercise of stock options	1	-
Net cash provided by financing activities	1,671	20,943
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(125)	70
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,421)	9,975
Cash, cash equivalents and restricted cash
Beginning of period	10,834	16,847
End of period	$4,413	$26,822
Supplemental disclosures of cash flow information
Interest paid during the period	$1,613	$1,284
Property and equipment purchases in accounts payable and accrued expenses	$369	$354
Issuance of common stock warrants in conjunction with long term debt	$16	$28
Issuance of common stock for services	$20	$59

Non-GAAP Financial Measures

The following table contains a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2024 and 2023, respectively.

	Three Months Ended March 31,
	2024	2023
(Unaudited)	(in thousands)
Net loss	$(14,836)	$(18,090)
Interest expense, net	9,248	4,303
Provision for income taxes	11	9
Depreciation and amortization	1,306	1,248
EBITDA	$(4,271)	$(12,530)
Stock-based compensation	1,834	2,820
Impairment of long-lived and intangible assets	-	432
Foreign currency (gain) loss	(4)	154
Gain from deconsolidation	-	(114)
(Gain) loss on disposal of property and equipment	(8)	55
Adjusted EBITDA	$(2,449)	$(9,183)

The following table contains a reconciliation of operating expenses to Non-GAAP operating expenses and Non-GAAP cash operating expenses for the three months ended March 31, 2024 and March 31, 2023, respectively.

	Three Months Ended March 31,
	2024	2023
(Unaudited)	(in thousands)
GAAP operating expenses	$15,238	$19,836
Impairment of long-lived and intangible assets	-	(432)
Gain (loss) on disposal of property and equipment	8	(55)
Non-GAAP operating expenses	15,246	19,349
Stock-based compensation	(1,789)	(2,773)
Depreciation and amortization	(268)	(305)
Gain from deconsolidation	-	114
Non-GAAP cash operating expenses	$13,189	$16,385

Supplemental Operating Metrics

	March 31,
	2024	2023	Change
	Amount	Amount	Amount	%
HVT 2.0 and precision flow units installed base
United States	24,802	24,488	314	1.3%
International	13,126	12,586	540	4.3%
Total	37,928	37,074	854	2.3%

	Three Months Ended March 31,
	2024	2023	Change
	Amount	Amount	Amount	%
HVT 2.0 and precision flow units sold and leased
United States	248	260	(12)	(4.6)%
International	155	127	28	22.0%
Total	403	387	16	4.1%

Disposable patient circuits sold
United States	94,211	81,219	12,992	16.0%
International	32,961	39,184	(6,223)	(15.9)%
Total	127,172	120,403	6,769	5.6%

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

John Landry, SVP & CFO, ir@vtherm.com, +1 (603) 658-0011